Exhibit 99.1

Connexa Applies for Imminent 1:20 Reverse Split
to Remedy Bid Price Delisting Notice

● Reverse Split Expected to take place on or about June 28, 2024
● Upon receipt of Nasdaq approval, Connexa will regain Bid Price Compliance

Windsor Mills, MD, June 17, 2024 — Connexa Sports Technologies Inc. (Nasdaq: YYAI), the owner of Slinger Bag and Gameface AI, announced that on June 17, 2024, following receipt of stockholder approval at its annual general meeting held on May 15, 2024, the Company is submiting an application to Nasdaq to effect a 1-for-20 reverse split of its common stock (the “Reverse Split”) with a request to become effective Monday morning, June 28, 2024. After Nasdaq approval, the pending Delisting Notice, received on June 11, 2024, should be withdrawn, there will be no further need for a hearing and Connexa will regain Nasdaq compliance.

“As already made public and approved by Connexa shareholders, the company is in the process of Yuanyu Enterprise Management effecting a change in control, which will result in the Slinger Bag business being transferred to a private company. It is unfortunate that this process, including the shareholder-approved 1-for-20 reverse split, has not been completed ahead of the bid price compliance deadline, resulting in the receipt of a delisting notice. However, the reverse split is now expected to take place in the coming days, subject to Nasdaq approval, and once complete will result in our bid price requirement once again being met,” commented Mike Ballardie, CEO of Connexa.

More detailed information on Connexa Sports Technologies and Slinger Bag can be found at www.connexasports.com

Connexa Sports Technologies Inc. ｜ 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244 ｜(443) 407-7564	1

www.Connexasports.com

About Connexa Sports Technologies:

Connexa Sports is a leading connected sports company delivering products, technologies, and Sport-as-a-Service across a range of sport verticals. Connexa’s mission is to reinvent sports through technological innovation driven by an unwavering focus on today’s sports consumer.

CNXA Contact Information:

investors@connexasports.com
www.connexasports.com

About Yuanyu Enterprise Management Co., Limited

Yuanyu Enterprise Management Co., Limited (YYEM) operates across the rapidly emerging love & marriage sector. YYEM owns numerous patents, technologies and algorithms that drive its big data and matchmaking analyses, deriving its current revenues from royalties. YYEM has multiple licensing agreements in place for non-Asia regions and, in addition, plans to open subsidiary companies in core Asia markets.

YYEM Contact Information:

info@yuanyuenterprise.com
www.yuanyuenterprise.com

Additional Information and Where to Find It

The Company’s stockholders will be able to obtain relevant documents filed with the SEC from the SEC’s website at www.sec.gov or from the Company’s website at https://www.connexasports.com/investor-relations/

Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates, expectations and projections at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described in this press release include, among others:

●	uncertainties as to Nasdaq approval of the reverse split, the change of control and the share exchange agreement, including the risk that one or more of the transactions may involve unexpected costs, liabilities or delays;

Connexa Sports Technologies Inc. ｜ 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244 ｜(443) 407-7564	2

www.Connexasports.com

●	the risks associated with the company’s relatively low public float, which may result in the company’s common stock experiencing significant price volatility;

●	the possibility that competing transaction proposals may be made;

●	the effects that the announcement, pendency or consummation of the proposed acquisition of YYEM and the spin-off of the Slinger Bag business may have on the Company and its current or future business and on the price of the common stock;

●	the possibility that various closing conditions for acquisition of YYEM and the spin-off of the Slinger Bag business may not be satisfied or waived, or any other required consents or approvals may not be obtained within the expected timeframe, on the expected terms, or at all;

●	the effects that a termination or suspension of the acquisition of YYEM and the spin-off of the Slinger Bag business may have on the company, including the risk that the price of the common stock may decline significantly if the acquisition of YYEM and the spin-off of the Slinger Bag business is not completed;

●	uncertainties regarding the company’s focus, strategic plans and other management actions;

●	the risks associated with potential litigation related to the transactions contemplated by the acquisition of YYEM and the spin-off of the Slinger Bag business or related to any possible subsequent financing transactions or acquisitions or investments;

●	uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions;

●	and other factors, including those set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended April 30, 2023 and subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements included in this report speak only as of the date each statement is made. Neither the company nor any person undertakes any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

Connexa Sports Technologies Inc. ｜ 2709 N. Rolling Road, Suite 138, Windsor Mill, MD 21244 ｜(443) 407-7564	3

www.Connexasports.com